PURCHASE AND SALE AGREEMENT

by and between

The Persons listed on Each of the Seller Signature Pages Attached hereto (the “Sellers”); Crush Mobile, LLC, a Delaware Limited Liability Company (the “Company”)

And

Northsight Capital, Inc., a Nevada Corporation (“Purchaser”)

Dated as of August 8, 2017

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 8, 2017, is by and between the persons listed on the Seller Signature Pages attached hereto (individually, a “Seller” and, collectively, the “Seller’s”), including Itay Koren, the majority member of Crush Mobile, LLC, a Delaware Limited Liability Company (the “Company”), having its principal place of business at 286 Madison Avenue, Suite 800, New York, New York 10017, and Northsight Capital, Inc., a Nevada corporation, with an address of 7740 East Evans Rd., Scottsdale, AZ 85260 (the “Purchaser”) (collectively, sometimes referred to as the “Parties”).

RECITALS

WHEREAS, the Sellers collectively own all of the outstanding equity interests of the Company (the “Membership Interests”), and are willing to sell the Membership Interests to Purchaser; and

WHEREAS, Purchaser wishes to acquire all of the outstanding Membership Interests;

WHEREAS, the parties hereto wish to adopt an agreement pursuant to which Purchaser will acquire all of the Membership Interests solely in exchange for shares of Purchaser’s Common Stock (“Purchaser’s Common Stock”) and the other consideration set forth herein;

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.DEFINITIONS

“Agreement” has the meaning set forth in the preamble.

“Base Balance Sheet” has the meaning specified in Section 5.

“Company” has the meaning set forth in the preamble.

“Governmental Authority” means any government or political subdivision or regulatory body, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

“Indemnified Person” means any person entitled to be indemnified under Section 9.

“Indemnifying Person” means any person obligated to indemnify another person under Section 9.

“Intellectual Property Rights” means (i) patents, patent applications, trademarks or service marks (whether registered or unregistered), trade mark or service mark applications, trade names, copyrights, computer software, maskworks and (ii) all customer lists, and manufacturing and other secret processes and technologies and other trade secrets (collectively “Trade Secrets”).

“Knowledge” an individual will be deemed to have “Knowledge” of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Law” means any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

“Lien” means any mortgage, lien, pledge, encumbrance, security interest, claim, charge, and/or defect in title or other restriction.

“Material Adverse Change” or “Material Adverse Effect” means, when used in connection with a person, any change, effect, event, occurrence or state of facts that, by itself or in conjunction with all other such changes, effects, events, occurrences or states of facts, whether or not arising in the Ordinary Course of Business, is, or reasonably would be expected to be, material and adverse to the financial condition (including working capital, earnings, and reserves), properties, assets, liabilities, business or operations of the person’s business.

“Membership Interests” has the meaning set forth in the recitals.

“Order” means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

“Parties” has the meaning set forth in the preamble.

“Permit” means any permit, license, approval, consent, or authorization issued by a Governmental Authority.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust, or other entity.

“Principal Shareholders” means Itay Koren, Edward J. Murphy and Sonya Kreizman.

“Proceeding” means any complaint, action, lawsuit, hearing, investigation, charge, audit, claim or demand.

“Purchase Price” has the meaning set forth in Section 3.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser’s Common Stock” has the meaning set forth in the preamble.

“Seller(s)” has the meaning set forth in the preamble.

“Third Party Action” means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

2.PURCHASE AND SALE OF STOCK.

2.1Purchase of Membership Interests. Subject to the provisions of this Agreement, each of the Sellers agrees to sell, and Purchaser agrees to purchase, at the Closing (as defined in Section 2.2 hereof), the Membership Interests, which Membership Interests constitute, and will constitute at the Closing, 100% of the issued and outstanding Membership Interests of the Company.

2.2Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held on August__, 2017 or at such other date or time as may be fixed by mutual agreement of the parties (the “Closing Date”).

2.3Instruments of Conveyance. In addition to any other documents to be delivered under other provisions of this Agreement, in order to convey the Membership Interests, at the Closing: Seller shall deliver to Purchaser (a) certificates, if any, for all the Membership Interests owned by each Seller, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized, if requested by Purchaser and (b) such other documents as may be required to effect a valid transfer of the Membership Interests by each Seller, free and clear of any and all Encumbrances under Article 8 of the Uniform Commercial Code or otherwise. Such instruments of transfer (i) shall be in the form and substance reasonably satisfactory to Purchaser, and (ii) shall effectively vest in Purchaser good and marketable title to all the Membership Interests, free and clear of all Encumbrances.

3. PURCHASE PRICE/PAYMENTS AT CLOSING

3.1Purchase Consideration.In consideration of Sellers’ transfer of the Membership Interests to the Purchaser, the Purchaser shall issue an aggregate of 4,904,000 shares of Purchaser Common Stock (the “Purchase Price”), with each Seller to receive a pro-rata number of said shares based on his/her/its proportionate interest in the Membership Interests of the Company, except that Yossi Shemesh shall be paid $1,876 in cash for his Membership Interest, Adam Gottlieb shall be paid $625 in cash for his Membership Interest and Robert Feinstein shall be paid $2,778 in cash for his Membership Interest. For the avoidance of doubt, if a Seller owns 10% of the Membership Interests, said Seller shall receive 490,400 shares of the Purchaser’s common stock (10% of the 4,904,000 shares comprising the Purchase Price).

3.2Additional Shares. In addition to the foregoing Purchase Price, the Purchaser shall issue 3 million shares of Purchaser Common Stock to Company creditors specified on schedule 3.2 hereof, which shall be in full and complete satisfaction of $300,000 of indebtedness owing by the Company to said creditors.

3.3Payment to 17 Media Group, LLC. The Purchaser shall pay $80,000 in cash to 17 Media Group, LLC, an affiliate of Itay Koren, in full and complete satisfaction of all indebtedness owing by the Company to such entity.

3.4Title. Upon receipt of the Purchase Price, all of Sellers’ right, title and interest in and to the Membership Interests, shall, without further action on the part of Seller, be vested in the Purchaser free and clear of any and all Liens.

4.REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS AND COMPANY

The Company and, solely with respect sections 4.1 through 4.3 inclusive and 4.18 (relating to investor status) hereof, each Seller (for himself/herself/itself on a several and not joint basis) hereby represent and warrant to Purchaser as follows:

4.1Execution, Delivery and Performance of Agreement. The Company and, with respect to each Seller, such Seller has the power and authority to execute, deliver and perform fully his and its obligations under this Agreement.

4.2Title to Membership Interests. Each Seller is the record and beneficial owner of the Membership Interests set forth opposite his/her/its name on the respective Seller’s Signature page attached hereto. The Membership Interests to be delivered by Seller to Purchaser pursuant to this Agreement will be, when delivered by appropriate instruments of assignment and assumption, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances, under Article 8 of the Uniform Commercial Code or otherwise.

4.3Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Seller and the Company and constitute the valid and legally binding obligations of each Seller and the Company enforceable against them in accordance with its terms.

The Company and each Principal Shareholder (for himself/herself/itself) hereby represent and warrant to Purchaser as follows:

4.4No Conflict. Neither the execution of this Agreement, nor the performance by the Principal Shareholders or the Company of their respective obligations hereunder will violate or conflict with any agreement by which any Principal Shareholder or the Company, respectively, is bound, or any applicable Law or Order.

4.5Consents. No consent of any third party or Governmental Authority is required in connection with the execution and delivery by the Principal Shareholder or the Company of this Agreement and/or the consummation of the transactions contemplated hereby.

4.6Existence, Good Standing and Authority. The Company is a Delaware limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate, or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

4.7Base Balance Sheet. The Company shall deliver a balance sheet of the Company, prepared by its duly authorized financial officer, at least five days before the Closing and dated as of June 30, 2017 (the “Base Balance Sheet”). The Base Balance Sheet has been prepared by the Company in good faith and in a manner that fairly presents the financial condition of the Company, but has not been prepared in accordance with GAAP. In preparing the financial statements, the following provisions shall apply:

(a) Consistency. The same accounting principles, practices, procedures and policies that have been used by the Company historically in preparing the Company’s financial statements shall be used in preparing the Base Balance Sheet, and the computational methods and assumptions used in preparing the Company’s financial statements shall be used in the preparation of the Base Balance Sheet.

4.8 Financial Statements. The Base Balance Sheet is complete and correct and fairly presents the financial position of the Company as of the date thereof. Such Base Balance Sheet has been prepared in accordance with accounting principles, practices, procedures and policies consistently applied throughout the periods involved and prior periods, except for the omission of footnotes otherwise required by GAAP in the case of interim financial statements. The books and records of the Company are adequate to enable a PCAOB registered auditor to render an audit opinion on the Company’s historical financial statements.

4.9Absence of Undisclosed Liabilities. As of the Closing Date, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except as may be disclosed in the Base Balance Sheet.

4.10Payment of Taxes.

(a) The Company has duly and timely filed, after taking into account valid extensions therefore, all Tax Returns required to be filed by it with any Governmental Authority with respect to Taxes. All of the Tax Returns are complete and correct in all material respects.

(b) With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, adequate provision has been made in the Base Balance Sheet. The provisions for Taxes reflected in the Base Balance Sheet are adequate to cover in all material respects any liabilities of the Company for Taxes in respect of its business, properties and operations during the periods covered by said financial statement and all prior periods. Any Taxes which the Company is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper Governmental Authorities as required by Law.

4.11 Disclosure of Material Information. Neither this Agreement, nor the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of any Principal Shareholder or the Company pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which has a Material Adverse Effect on the Company or its business which has not been specifically disclosed herein or on a Schedule hereto.

4.12Capitalization of Company.

(a) Schedule 4.12 hereto is a true, correct and complete list of all the Members of the Company, including the number of Membership Interests and percentage interest of the Company owned by each Member of the Company. The issuance of all of the issued and outstanding Membership Interests was duly authorized and all such interests are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any person’s preemptive rights. There are no Membership Interests of the Company reserved for any purpose.

(b) There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or any Principal Shareholder to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the Membership Interests of the Company, or which obligate or may obligate the Company to issue any additional Membership Interests or any securities convertible into or evidencing the right to subscribe for any Membership Interests, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for Membership Interests of the Company, (iii) “phantom” interests, appreciation rights or agreements or similar rights or agreements which are intended to confer on any person rights similar to any rights accruing to owners of Membership Interests, (iv) agreements relating to the voting of the Company’s Membership Interests, (v) restrictions on the transferability of the Company’s Membership Interests (by agreement, Organizational Documents, statute or otherwise), or (vi) other agreements among the Principal Shareholders or any other person relating to the Membership Interests.

4.13 Conduct of business; Absence of Certain Changes Since the Base Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business and, whether or not in the Ordinary Course of Business, there has not been any Material Adverse Change with respect to the Company. In addition to the foregoing since the Base Balance Sheet Date there has not been:.

(a) any contingent liability incurred by the Company, as guarantor or otherwise, with respect to the obligations of others;

(b) any Encumbrance placed on any of the properties of the Company which remains in existence on the date hereof;

(c) any obligation or liability incurred by the Company other than obligations and liabilities incurred in the Ordinary Course of Business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an Intellectual Property Right);

(d) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company other than in the Ordinary Course of Business;

(e) any capital expenditure or commitment in excess of $5,000 with respect to any individual item, or in excess of $10,000 with respect to all such items;

(f) any lease or agreement to lease any assets with an annual rental in excess of $5,000 with respect to any individual item or in excess of $10,000 with respect to all such items;

(g) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company;

(h) any (i) declaration, setting aside or payment of any dividend on, or (ii) the making of any other distribution in respect of, or (iii) any direct or indirect redemption, purchase or other acquisition by the Company of, the capital stock of the Company;

(i) any issuance of any securities of the Company;

(j) any labor trouble or claim of unfair labor practices involving the Company;

(k) any obligation or liability incurred by the Company to, or any loans or advances made by the Company to, any of its officers, directors or stockholders, except normal compensation and expense allowances payable to officers;

(l) any change in (i) the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; (ii) any bonus arrangements with any of such officers, employees or agents; (iii) any severance or termination arrangements; (iv) the terms of any employment agreement; or (v) the benefits payable under any Benefit Plan;

(m) any change with respect to the management or supervisory personnel of the Company;

(n) any payment or discharge of a material Encumbrance or liability of the Company which was not shown on the Base Balance Sheet or incurred in the Ordinary Course of Business thereafter;

(o) any write-downs of the value of any assets (including impairment of intangible assets ) or write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $5,000 incurred in the Ordinary Course of Business;

(p) any disposal, sale, assignment, license or lapse of any rights to the use of any Intellectual Property Right, or disclosure to any person other than Purchaser of any trade secret or other information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

(q) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

(r) any agreement, whether in writing or otherwise, to take any action described in this Section.

4.14Warranty or other Claims

(a) Neither the Company nor any Principal Shareholder has Knowledge of any existing or threatened claims, or any facts upon which a claim is likely to be asserted, against the Company for services which are defective or fail to meet any service warranties. No claim has been asserted against the Company for material renegotiation or price redetermination of any business transaction, and neither the Company nor any Principal Shareholder has Knowledge of any facts upon which any such claim is likely to be asserted.

(b) All service offerings sold by the Company complied with applicable Laws, contracts, agreed product specifications, and generally recognized standards (whether promulgated by the Company, industry or Governmental Authority) and there are no defects in such offerings.

4.15Compliance with Legal Requirements The Company is, and at all times since its formation will has been, in compliance, in all material respects, with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

4.16 Legal Proceedings. There is no pending Proceeding:

(i) That, to the Knowledge of the Company or the Principal Shareholders, has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

(ii) That, to the Knowledge of the Company or the Principal Shareholders, challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

4.17Borrowings and Guarantees There are no agreements or undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of any such written agreements have been delivered to Purchaser.

4.18Status of Each Seller.

(a) Except as set forth on Schedule 4.18 hereto, each Seller is an “accredited investor,” within the meaning of Regulation D, promulgated under the Securities Act of 1933, as amended.

(b) Each Seller is acquiring the Purchaser’s Common Stock for investment for his/her/its own account and without the intention of participating, directly or indirectly, in a distribution of the Purchaser’s Common Stock, and not with a view to resale or any distribution of the Purchaser’s Common Stock, or any portion thereof.

(c) Each Seller has knowledge and experience in financial and business matters and has consulted with his/her/its own professional representatives as he/she/it has considered appropriate to assist in evaluating the merits and risks of this investment. Each Seller has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Purchaser, and, in connection with the evaluation of this investment, has, to the best of his/her/its knowledge, received all information and data with respect to the Purchaser that Seller has requested and which is necessary to enable Seller to make an informed decision regarding the purchase of the Purchaser’s Common Stock. Each Seller is acquiring the Purchaser’s Common Stock based solely upon his/her/its independent examination and judgment as to the prospects of the Purchaser. Each Seller is not relying on any representation in connection with the purchase of shares contemplated hereby, except for those representations set forth herein.

(d) Each Seller, severally and not jointly, represents and warrants that he/she/it has reviewed all publicly available information about the Purchaser through the date hereof, including without limitation all of the Purchaser’s SEC filings. Each Seller has not in connection with making its investment decision with respect to the Purchaser’s Common Stock, relied on any representation or warranty about the Purchaser, except as set forth herein.

(e) The Purchaser’s Common Stock was not offered to Seller by means of publicly disseminated advertisements or sales literature.

(f) Each Seller acknowledges that an investment in the Purchaser’s Common Stock is speculative and involves a high degree of risk and that Seller may have to continue to bear the economic risk of the investment in such Common Stock for an indefinite period.

(g) Each Seller acknowledges that the Purchaser Common Stock to be received pursuant to this Agreement shall constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, and, consequently, shall be subject to restriction on transfer.

4.19 Intellectual Property Rights. All rights of ownership of, or material licenses to use, Intellectual Property Rights held by the Company are listed on Schedule 4.19 hereto. There are no material Intellectual Property Rights, other than those set forth on Schedule 4.19, necessary to, or regularly used in, the conduct of the business of the Company as presently conducted or as presently proposed to be conducted.

(a) Except as set forth on Schedule 4.19, all statutory Intellectual Property Rights (other than copyright matters) required to be listed in Schedule 4.19:

(i) have been duly registered, filed in, or issued by, the United States Patent and Trademark Office, or the corresponding offices of other countries identified on said schedule;

(ii) have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and such foreign countries;

(iii) in the case of copyrightable works of authorship, were developed and authored as original works of authorship either by full-time employees of the Company within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Company;

(iv) in the case of patents or patent applications, have been duly assigned to the Company and such assignment(s) have been recorded with the appropriate Governmental Authorities; and

(v) are freely transferable (except as otherwise required by Law).

(b) All Intellectual Property Rights required to be listed on Schedule 4.19, whether or not statutorily created:

(i) are owned exclusively by the Company, free and clear of any licenses, sub-licenses or Encumbrances, such that no other person has any right or interest in or license to use or right to license others to use any of the Intellectual Property Rights, other than as disclosed on Schedule 4.19 and non-exclusive licenses to customers in the Ordinary Course of Business or have been validly licensed to the Company under license agreements permitting their current use; and

(ii) are not subject to any outstanding Court Order.

(c) All licenses and other agreements pursuant to which any Intellectual Property Rights, including any computer software, are licensed to or used by the Company are valid, binding and enforceable, and there does not exist under any such license or agreement a default or event or condition which, after notice or lapse of time or both, would constitute a default by any party thereto.

(d) No Proceeding to which the Company is a party has been commenced which (i) challenges the rights of the Company in respect of the Intellectual Property Rights listed on Schedule 4.19, or (ii) charges the Company with infringement of any other person’s Intellectual Property Rights. To the Knowledge of the Company and the Principal Shareholders, no such Proceeding has been threatened, nor has any such Proceeding to which the Company is not a party been filed or threatened to be filed.

(e) To the Knowledge of the Company or the Principal Shareholders (based on the Company’s review of competitive products of the last two years), the Company is not infringing upon any Intellectual Property Rights of any other person. To the Knowledge of the Company and the Principal Shareholders, none of the Intellectual Property Rights listed on Schedule 4.19 is being infringed by any other person.

(f) No director, officer, employee or Member of the Company owns, directly or indirectly, in whole or in part, any Intellectual Property right which the Company has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

(g) In addition to the Intellectual Property Rights described above, the Company has the right to use, free and clear of any claims or rights of others, all Trade Secrets required for or used in the manufacture or marketing of all products formerly or presently produced by the Company, including products licensed from others. The Company has disclosed to Buyer all written documentation relating to its Trade Secrets and has adopted measures adequate to protect its Trade Secrets.

(h) Copies of all forms of confidentiality, nondisclosure and similar agreements related to Intellectual Property Rights to which the Company is a party or which benefit the Company have been or will be on or before the Closing Date, delivered to the Purchaser, and all such agreements are valid, binding and enforceable against the parties thereto and there are no defaults or conditions which, after notice or lapse of time or both, would constitute a default by the Company, or to the Knowledge of Company or Seller, by any party thereto.

4.20Company Assets. Schedule 4.20 sets forth a true, correct and complete list of all the Company’s material contracts and tangible and intangible material assets, including, but not limited to, Internet domain names, websites, and filed and issued patents.

5.REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrant to each Seller as follows:

5.1Existence and Good Standing. The Purchaser is a Nevada Corporation, duly formed, validly existing and in good standing under the laws of the state of Nevada.

5.2Execution, Delivery and Performance of Agreement. The Purchaser has the power and authority to execute, deliver and perform fully its obligations under this Agreement.

5.3Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Purchaser and constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with its terms.

5.4No Conflict. Neither the execution of this Agreement, nor the performance by the Purchaser of its obligations hereunder will violate or conflict with the Purchaser’s organizational documents, or any applicable Law or Order.

5.5Consents. No consent of any third party or Governmental Authority is required in connection with the execution and delivery by the Purchaser of this Agreement and/or the consummation of the transactions contemplated hereby.

5.6SEC Reporting. The Purchaser is in compliance in all material respects with all informational reporting requirements to which it is subject under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules”). All periodic and other reports required by the Purchaser to be filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act and the Exchange Act Rules (the “Purchaser’s SEC Reports”) have been filed with the SEC comply as to form with the Exchange Act and the Exchange Act Rules. None of the Purchaser’s SEC Reports contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements herein or therein not misleading.

5.7Bad Actor Representation. The Purchaser represents and warrants that the statements set forth in Schedule 5.7 are true and accurate in all respects with respect to the Purchaser and each of its directors and officers, and, to the knowledge of the Purchaser, with respect to owners of 20% or more in voting power of its capital stock (collectively, “Purchaser Persons”).

5.8Compliance with Securities Law. The Purchaser’s issuance of Purchaser’s Common Stock to the Sellers is exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Act”). Such issuance will occur in compliance with the Act and all other applicable federal and state securities laws.

5.9Disclosure of Material Information. Neither this Agreement, any Schedule, any exhibit, document or certificate delivered by or on behalf of the Purchaser pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

6.COVENANTS

6.1Access to Information. From and after the date hereof, at reasonable times and upon reasonable notice to the Company, the Purchaser shall be entitled, through its employees, advisors and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company, and to make such examination of the books, records and financial condition of the Company and the business of the Company, as Purchaser reasonably requests. No investigation by Purchaser shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or the Sellers under this Agreement. The Company shall furnish the representatives of Purchaser with all information and copies of documents concerning the affairs of the business of the Company as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of the Company to cooperate fully with such representatives in connection with such review and examination and shall make full disclosure to Purchaser of all material facts affecting the financial condition and business operations of the Company.

6.2Company Corporate Records. The Company shall deliver at the Closing all the corporate records and documents of the Company, including without limitation, contracts, agreements, and corporate and financial records of every nature and kind.

6.3Affirmative Covenants with Respect to Ordinary Course of Business. Between the date of this Agreement and the Closing, except as otherwise required in the Ordinary Course of Business, the Company will do each of the following with respect to the Company:

(a) conduct the Company’s business only in the ordinary course of business;

(b) prevent any change with respect to its banking arrangements;

(c) keep intact its current business organization, to keep available its present officers, agents and employees and to preserve the goodwill of those persons having business relations with it;

(d) withhold or remit with respect to any employees all employment taxes;

(e) maintain true, correct and complete books of accounts and records relating to the business of the Company;

(f) comply in all respects with all Laws applicable to the conduct of the Company’s business or its properties or assets;

(g) pay any and all Taxes imposed upon the Company or its income, profits or assets, or otherwise required to be paid by it;

(h) pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Company’s assets;

6.4Negative Covenants with Respect to Ordinary Course of Business. Between the date of this Agreement and the Closing, the Company will:

(a) refrain from making any purchase, sale or disposition of any asset or property of the Company and from mortgaging, pledging or, subjecting to any encumbrance any of its properties or assets;

(b) refrain from entering into any contract or commitment;

(c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or;

(d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

(e) refrain in from making any change or incurring any obligation to make a change in its organizational documents or any other of its securities, including warrants and options;

(f) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of Membership Interests, or making any direct or indirect redemption, purchase or other acquisition of Membership Interests, of any Seller;

(g) refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

(h) refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any benefit plan or adopting any new benefit plan;

(i) refrain from making any change in accounting methods or practices;

(j) refrain from prepaying any loans from its members, officers or directors (if any) or making any change in its borrowing arrangements;

(k) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

(l) refrain from agreeing to any audit assessment by any Governmental Authority or filing any Tax Return, or amendment thereto, unless copies of such Tax Returns have been delivered to the Company’s CFO for review and approval prior to filing, or from revoking any tax election or making any agreement or settlement related to Taxes with any Governmental Authority;

(m) refrain from taking any action which would cause any Governmental Authority to institute Proceedings regarding the Company or take any other action which would result in the Company being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof; and

(n) refrain from issuing any securities of the Company

6.5Notification of Breach of Representations and Warranties. Promptly upon the Company having knowledge thereof, it shall advise the Purchaser in writing of (i) any material adverse change with respect to Company; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to be disclosed herein or delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, and the Company shall use its best efforts to prevent or promptly remedy the same.

6.6Consummation of Agreement. The Company, the Purchaser and the Sellers shall use their best efforts to perform and fulfill all conditions and obligations on their respective part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company and the Purchaser will obtain all necessary authorizations or approvals, including those of the Members, Managers and Board of Directors of the Company and the Purchaser, as applicable.

6.7Exclusive Dealing.

(a) Until such time as this Agreement is terminated in accordance with its terms, none of the Company, the Sellers, nor any of the Company’s directors, officers, employees or Representatives will, directly or indirectly: (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in any negotiations with any third person or entity (other than the Purchaser) concerning any merger, consolidation or other business combination involving the Company or acquisition of any portion of its assets or business (other than in the ordinary course of business), or encourage, solicit, initiate or entertain inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing (an “Acquisition Transaction”); or (ii) negotiate or take any other action intended or designed to facilitate the efforts of any third person or entity (other than Purchaser) relating to a possible Acquisition Transaction, or (ii) enter into any arrangements, agreements or understanding requiring the Company or any Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

(b) The Company will immediately notify the Purchaser regarding any contact between the Company or any of its Members, officers, directors or Representatives and any other person regarding any such offer or proposal or any related inquiry.

6.11Further Assurances. After the date hereof, at the reasonable request of the other party, each Seller, Company and Purchaser shall execute and deliver or cause to be executed and delivered to the other party such documents or other instruments as required by this Agreement, in order to implement the transactions contemplated by this Agreement.

6.12SEC Reporting. For so long as the Purchaser remains subject to the informational reporting requirements of the Exchange Act and the Exchange Act Rules or, if earlier, until all Sellers have disposed of their shares of Common Stock of the Purchaser, the Purchaser shall remain fully compliant with all such reporting requirements of the Exchange Act and the Exchange Act Rules and shall promptly file all SEC Reports with the SEC in compliance therewith.

7.CONDITIONS TO COMPANY AND SELLERS’ OBLIGATIONS.

The obligation of each Seller and the Company to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this section 7 will have been completed.

7.1Representations; Warrantees; Covenants. Each of the representations and warranties of the Purchaser contained in Section 5 shall be true and correct as though made on and as of the Closing Date, and the Purchaser shall, on or before the Closing have performed all of its obligations hereunder which by the terms hereof are to be performed by them on or before the Closing.

7.2No Bankruptcy. The Purchaser shall not (i) have commenced a voluntary Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) have an involuntary Proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property, or (iii) have consented to any such relief or to the appointment of or taking possession by any such official against it, or (iv) have made a general assignment for the benefit of its creditors, or (iii) have an attachment placed after the date hereof on all or a significant portion of its assets

7.3Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, wherein such complainant seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement, or (c) Proceeding by a private party pending before any Governmental Authority, which in the reasonable opinion of Company is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Company, in connection with the consummation of the transactions contemplated by this Agreement.

7.4Resignations and Appointment of Officers; Releases. The Purchaser shall have delivered to the Company prior to Closing, a complete and correct list of all of the officers and directors of the Purchaser and the written resignations of the EVP, Operations of the Purchaser, which resignation will be effective no later than the Closing Date. In addition, the Purchaser’s Board of Directors shall have appointed (i) Itay Koren to the Board of Directors, (ii) Sonya Kreizman as Interim CEO of the Purchaser at a salary of $7,000 per month, and (iii) Yossi Shemesh CTO of the Purchaser at a salary not to exceed $10,000 per month.

7.5Closing Certificate of Purchaser. The Purchaser shall have delivered one or more certificates of the Purchaser, dated as of the Closing Date, as to such matters as the Company may reasonably request.

7.6Registration Rights Agreement. Purchaser shall have executed and delivered a Registration Rights Agreement to the Sellers in form and substance substantially as set forth on Exhibit A hereto.

7.7Purchaser’s Receipt of Minimum Financing. Purchaser shall have received after the date hereof and on or before the Closing Date, financing in the amount of at least $500,000.

8.CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

The obligation of the Purchaser to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Section 8 will have been completed.

8.1Representations; Warrantees; Covenants. Each of the representations and warranties of the Company and each Seller contained in Section 4 shall be true and correct as though made on and as of the Closing Date and the Company and each Seller shall, on or before the Closing, have performed all of their respective obligations hereunder which by the terms hereof are to be performed by them on or before the Closing. Company shall have delivered to Purchaser a certificate dated as of the Closing to the foregoing effect.

8.2Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, wherein such complainant seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement, or (c) Proceeding by a private party pending before any Governmental Authority, which in the reasonable opinion of Purchaser is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Purchaser, in connection with the consummation of any material transaction contemplated hereby.

8.3Ancillary Agreements. Itay Koren, majority member of the Company, Sonya Kreizman, a Principal Shareholder of the Company, and Yossi Shemesh, CTO of the Company, shall have executed and delivered a Noncompetition Agreement, Nondisclosure Agreement and Intellectual Property Rights Agreement, all in form and substance reasonably satisfactory to the Purchaser. Itay Koren shall agree to provide strategic consulting services to the Purchaser for a period of two months for no additional consideration (after this initial period, Mr. Koren and the Purchaser shall determine whether and on what terms to enter into a further agreement with regard to advisory services to the Purchaser). Ed Murphy and the Purchaser shall enter into a business consulting agreement on terms acceptable to the Purchaser.

8.4Closing Certificate of Company and Sellers. The Company and the Principal Shareholders shall have delivered one or more certificates, dated as of the Closing Date, as to such matters as the Purchaser shall reasonably request.

8.5 Purchaser’s Receipt of Minimum Financing. Purchaser shall have received after the date hereof and on or before the Closing Date, financing in the amount of at least $500,000 on terms and conditions reasonably satisfactory to Purchaser.

8.6 Liabilities at Closing. After giving effect, on a pro-forma basis, to the issuance of Purchaser common stock and payments under Sections 3.2 and 3.3 hereof, respectively, the Company shall have no liabilities of any kind or nature.

8.7Base Balance Sheet. The Base Balance Sheet shall be acceptable in form and substance to NCAP in its sole and absolute discretion.

9. INDEMNIFICATION

9.1Survival; Right to Indemnification Not Affected By Knowledge or Materiality.

(a) All representations, warranties, covenants, and obligations in this Agreement, will survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

(b) The right of the Indemnified Party to indemnification for losses or other remedy based on breach of the representations, warranties, and/or covenants set forth in this Agreement will not be affected by the closing of the transaction contemplated by this Agreement, or any information of which the Indemnified Party may have Knowledge prior to the Closing Date, provided that the rights and remedies of the Indemnified Party in respect of any of the foregoing shall not extend to any event or matter which otherwise might have affected such rights and remedies as provided in any specific written waiver or release by the Indemnified Party.

(c) For the purpose of determining whether there is a claim for losses under this Section and calculation of the amount of such losses, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the knowledge of any person, or words to similar effect, shall be disregarded.

9.2Indemnification by the Principal Shareholders and the Company Subject to the limitations in Section 9.3 below, and in consideration of the transfer of the Membership Interests, the Principal Shareholders and the Company (but the Company only until the moment immediately before it is owned by Purchaser), jointly and severally, shall defend, indemnify and hold the Purchaser harmless from and against any losses, liabilities or expenses, including reasonable attorney’s fees, directly incurred by Purchaser resulting from any Third Party Action that is instituted against it, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements made by the Company or any Seller in or pursuant to this Agreement.

9.3Limitations on Indemnification by the Company and Principal Shareholders. The right to indemnification under Section 9.2 is subject to the following limitations:

(a) The Company and the Principal Shareholders shall have no liability under Section 9.2 unless Purchaser gives reasonably prompt written notice to the Company and Principal Shareholders asserting a claim for losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of a period of two years after the date hereof for all claims of any type or nature whatsoever.

(b) Each Principal Shareholder’s liability under this Section 9 shall be limited to return of the shares issued to them representing the Purchase Price paid to them or, in case they no longer own said shares, an amount of cash equal to the product of the number of shares issued to said Shareholder and the price per share as quoted on OTC Markets at the close of business on the Closing Date. For purposes hereof, the $80,000 paid to 17 Media Group, LLC shall be deemed part of the Purchase Price paid to Itay Koren, one of the Principal Shareholders. Without limiting the foregoing and for avoidance of doubt, the Purchaser shall have no post-closing recourse against any Seller for any matter set forth herein or pursuant to any of the transactions contemplated hereby, except to the extent that the Purchaser can obtain indemnification from a Principal Shareholder solely to the extent limited by this Section 9.3(b).

9.4Defense of Third Party Actions.

(a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give prompt written notice to the potential Indemnifying Person of such action.

(b) The Indemnified Person shall control the defense and settlement of any Third Party Action asserted against it. The Indemnifying Person shall render all assistance as shall be reasonable and shall have the right to participate in and appoint its own counsel (at its own cost) and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person.

(c) Each Indemnifying Person hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

9.5Payment of Indemnification. Subject to Section 9 above, claims for indemnification under this Section shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after receipt of written notice thereof given by the Indemnified Person in writing.

10.SURVIVAL AND REMEDIES

10.1Survival. The provisions contained in Sections 4,5,6,7,8,9,10,11and 12 shall survive any termination of this Agreement.

10.2 Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Purchaser, Sellers and Company shall waive the defense that there is an adequate remedy at law. Purchaser, Sellers and Company acknowledge that the Membership Interests are unique and cannot be obtained on the open market. Without limiting any remedies Purchaser may otherwise have hereunder or under applicable law, in the event any Seller or Company refuse to perform their respective obligations under this Agreement, Purchaser shall have, in addition to any other rights at law or equity, the right to specific performance.

11.TERMINATION.

At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Company or the Sellers if the conditions stated in Article 7 have not been satisfied at or prior to the Closing, (d) by the Purchaser if the conditions stated in Article 8 have not been satisfied at or prior to the Closing, or (f) if the Closing shall not have occurred and the transactions contemplated hereby consummated by August 31, 2017; provided that the right to terminate under this Section shall not be available to any parties whose breach has been the cause of such failure to close.

11.1Effect of Termination. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party). Notwithstanding such termination, the provisions of Section 9 and 10 shall survive the termination of this Agreement.

11.2Right to Proceed. Notwithstanding anything in this Agreement to the contrary, (a) if any of the conditions specified in Article 7 hereof have not been satisfied, Company and the Sellers shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and (b) if any of the conditions specified in Article 8 hereof have not been satisfied, Purchaser shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder. In each such case, the party electing to proceed shall have the right to require all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the other parties and shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof.

12.MISCELLANEOUS

12.1Confidentiality. In the event that the transactions contemplated hereby are not consummated, each party will keep confidential, not disclose and not use for its own benefit (and will cause its subsidiaries, employees, officers and directors to keep confidential, not disclose, and not use for their own benefit) any information, whether written, oral or in electronic format and whether or not identified as “confidential” at the time of its disclosure, obtained with respect to the other party or its subsidiaries, employees, officers and directors as a result of the transaction contemplated hereby or Purchaser’s due diligence process in connection herewith (“Confidential Information”). The obligation set forth in the preceding sentence will not apply to Confidential Information which (i) is in the public domain on the date hereof, (ii) enters the public domain after the date hereof (other than by reason of the breach of any confidentiality obligation), (iii) was known to the receiving party prior to receipt from the disclosing party, (iv) is independently developed by the receiving party after the date hereof, (v) is disclosed to the receiving party by a third party not in violation of the proprietary or other rights of the other party or (vi) is disclosed pursuant to a requirement of law or judicial process.

12.2Expenses. Except as otherwise provided herein, each of the parties hereto shall bear its respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

12.3No Assignment. The rights and obligations of the parties hereunder may not be assigned without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any wholly-owned subsidiary formed for the purpose of making the acquisition contemplated hereby.

12.4Headings. The headings contained in this Agreement are included for purposes of convenience only, and will not affect the meaning or interpretation of this Agreement.

12.5Integration, Modification and Waiver. This Agreement, together with the Schedules or other instruments as may be delivered hereunder, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, understandings, communications, whether written or verbal between the parties in relation thereto. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by each of the parties’ duly authorized representatives hereto. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. The recitals shall form part of this Agreement.

12.6 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means including without limitation. Any reference to the singular in this Agreement also includes the plural and vice versa.

12.7Severability. If any provision of this Agreement or the application of any provision hereof to any party or circumstance is, to any extent, adjudged invalid or unenforceable by a court of competent jurisdiction, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.

12.8Notices. All notices and other communications required or permitted hereunder must be in writing and will be deemed to have been duly given when delivered in person, or when dispatched by electronic mail or facsimile transmission (provided there is confirmation of such facsimile transmission), or the next business day after having been dispatched by an internationally recognized courier service to the appropriate party at the address specified below:

If to the Purchaser:

Northsight Capital, Inc.

7740 East Evans Rd.

Scottsdale, AZ 85260

Email: johnvenners@gmail.com

If to the Company or Sellers:

Crush Mobile. LLC

286 Madison Avenue, Suite 800

New York, New York 10017

Email: itay.koren @gmail.com

With a copy to:

David H. Feinberg, Esq.

Feinberg Hanson LLP

855 Boylston Street

Boston, Massachusetts 02116

dfeinberg@feinberghanson.com

Any party hereto may change its address or facsimile number for the purposes of this Section 12.8 by giving notice as provided herein.

12.9Governing Law. This Agreement is to be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

12.10Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or electronic transmission is sufficient to bind the parties to the terms and conditions of this Agreement.

12.11Disputes. In case of any dispute hereunder, the prevailing party shall be entitled to be reimbursed by the other party for its reasonable legal fees and expenses.

12.12Further Assurances. The Company and Seller from time to time after the Closing at the request of Purchaser and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered hereunder and take such other action as Purchaser may reasonably require to more effectively transfer and assign to, and vest in, Purchaser all of the Membership Interests.

12.13Assistance in Proceedings. The Company and Principal Shareholders will cooperate with Purchaser and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any transaction contemplated hereby or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Company or its business.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Company: Crush Mobile, LLC, a Delaware limited liability company By: /s/ Itay Koren Name: Itay Koren Title: President
Purchaser: Northsight Capital, Inc., a Nevada corporation By: /s/ John P. Venners John P. Venners, EVP, Operations and Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Itay Koren

Itay Koren

767,744 shares (55.62% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Edward J. Murphy

Edward J. Murphy

114,065 shares (8.30% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Sonya Kreizman

Sonya Kreizman

93,750 shares (6.82% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Natasha Nov

Natasha Nov

23,440 shares (1.70% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Bloo Circle, LLC

By: /s/ Daniel Karsh, duly authorized

Name: Daniel Karsh

Title: Founder

(23,440 shares (1.70% of total Membership Interests))

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Isaac Bernato

Isaac Bernato

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Gary Rodich

Gary Rodich

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Yosi Shemesh

Yosi Shemesh

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Direct Focus Online Limited

By:/s/ Jordan Rolband, duly authorized

Name: Jordan Rolband

Title: President

250,000 shares (18.18% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Adam Gottlieb

Adam Gottlieb

3,125 shares (0.23% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Proventus Partners Capital

By: /s/ Edward Murphy, duly authorized

Name: Edward Murphy

Title: Chairman

41,667 shares (3.03% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Robert Feinstein

Robert Feinstein

13,889 shares (1.01% of total Membership Interests)

AMENDMENT NO. 1 PURCHASE AND SALE AGREEMENT

by and between

The Persons listed on Each of the Seller Signature Pages Attached hereto (the “Sellers”); Crush Mobile, LLC, a Delaware Limited Liability Company (the “Company”)

And

Northsight Capital, Inc., a Nevada Corporation (“Purchaser”)

Dated as of January 5, 2018

AMENDMENT NO. 1

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment No. 1”), dated as of January 5, 2018, is the first amendment to that certain PURCHASE AND SALE AGREEMENT, dated as of August 8, 2017 (“Agreement”), by and between the persons listed on the Seller Signature Pages attached hereto (individually, a “Seller” and, collectively, the “Seller’s”), including Itay Koren, the majority member of Crush Mobile, LLC, a Delaware Limited Liability Company (the “Company”), having its principal place of business at 286 Madison Avenue, Suite 800, New York, New York 10017, and Northsight Capital, Inc., a Nevada corporation, with an address of 7740 East Evans Rd., Scottsdale, AZ 85260 (the “Purchaser”) (collectively, sometimes referred to as the “Parties”).

RECITALS

WHEREAS, the Purchaser and Sellers wish to amend the Agreement on the terms and conditions set forth in this Amendment No. 1;

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 2.2 of the Agreement is amended and restated in its entirety to read as follows:

2.2Time and Place of Closing.

The closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held on January 5, 2018 or at such other date or time as may be fixed by mutual agreement of the parties (the “Closing Date”).

2. Section 3.1 of the Agreement is amended and restated in its entirety to read as follows:

3.1Purchase Consideration.

In consideration of Sellers’ transfer of the Membership Interests to the Purchaser, the Purchaser shall within 5 business days of the Closing Date, issue an aggregate of 4,904,000 shares of Purchaser Common Stock (the “Purchase Price”), with each Seller to receive a pro-rata number of said shares based on his/her/its proportionate interest in the Membership Interests of the Company, except that the Purchaser promises to pay no later than December 31, 2018 Yossi Shemesh $1,876 for his Membership Interest, Adam Gottlieb $625 for his Membership Interest and Robert Feinstein $2,778 for his Membership Interest (it being understood that the transfer of such membership interests shall be effective on the Closing Date, notwithstanding that the actual payment may be made as late as December 31, 2018). For the avoidance of doubt, if a Seller owns 10% of the Membership Interests, said Seller shall receive 490,400 shares of the Purchaser’s common stock (10% of the 4,904,000 shares comprising the Purchase Price).

3. Section 3.3 of the Agreement is amended and restated in its entirety to read as follows:

3.3Payment to 17 Media Group, LLC.

The Purchaser shall pay $80,000 in cash to 17 Media Group, LLC, an affiliate of Itay Koren, on or before December 31, 2018, which shall be in full and complete satisfaction of all indebtedness owing by the Company to such entity.

4. Section 4.7 of the Agreement is amended and restated in its entirety to read as follows:

4.7Base Balance Sheet.

The Company shall deliver a balance sheet of the Company, prepared by its duly authorized financial officer, at least five days before the Closing and dated as of November 1, 2016 (the “Base Balance Sheet”). The Base Balance Sheet has been prepared by the Company in good faith and in a manner that fairly presents the financial condition of the Company, but has not been prepared in accordance with GAAP. In preparing the financial statements, the following provisions shall apply:

(a)Consistency. The same accounting principles, practices, procedures and policies that have been used by the Company historically in preparing the Company’s financial statements shall be used in preparing the Base Balance Sheet, and the computational methods and assumptions used in preparing the Company’s financial statements shall be used in the preparation of the Base Balance Sheet.

5. Section 4.9 of the Agreement is amended and restated in its entirety to read as follows:

4.9Absence of Undisclosed Liabilities.

As of the Closing Date and after giving effect to the stock issuance provided for in Section 3.2 of the Agreement, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due).

6. Section 6.13 is hereby added and shall read as follows:

6.13 Consultants to Purchaser.

Sonya Kreizman and Yossi Shemesh shall, within thirty (30) days of Closing, each enter into business consulting agreements with Purchaser or any of its affiliates (referred to collectively as Purchaser in this section 6.13), which agreements shall include non-competition, confidentiality and intellectual property ownership covenants, all of which shall be satisfactory Purchaser. Itay Koren shall provide strategic consulting services to the Purchaser for a period of two months for no additional consideration (after this initial period, Mr. Koren and the Purchaser shall determine whether and on what terms to enter into a further agreement regarding advisory services to the Purchaser). Ms. Kreizman, and Messrs. Shemesh and Koren are individually referred to in this Section 6.13 as the (“Consultant”). During the term of the Consultant’s employment by the Purchaser or any of its affiliates and for a period of two years thereafter (or for a period of two years after the date of the Closing if for any reason Consultant is not employed by the Purchaser), the Consultant will not: (i) engage directly or indirectly in any activity competitive with the business being conducted by the Purchaser prior to or at any date of such termination; or (ii) without the written consent of the Employer, on his/her own behalf or that of any other person or entity in connection with the carrying on of any business competitive with that of the Purchaser prior to or at the date of such termination, directly or indirectly seek to do business with any person or entity which then is or had within twelve months prior to the Consultant’s termination of employment been a customer of the Purchaser. If this restriction is found to be unreasonable, it shall nonetheless be enforceable on such modified terms as a court or other entity having jurisdiction thereof shall find reasonable. The parties acknowledge that the Consultant’s agreement to the foregoing non-competition covenants is a material inducement to the Purchaser’s entering into the Agreement. Notwithstanding anything to the contrary herein, this non-competition provision shall survive the Closing hereunder.

7. Section 7.4 (relating to resignation of Purchaser’s officers) and Sections 7.7 and 8.4 of the Agreement (relating to the Purchaser’s receipt of minimum financing) are hereby deleted.

8. In the third line from the bottom of Section 11, Termination, “August 31, 2017” is hereby changed to “January 31, 2018.” Except as amended by this Amendment No.1, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

Company: Crush Mobile, LLC, a Delaware limited liability company By: /s/Itay Koren Name: Itay Koren Title: President
Purchaser: Northsight Capital, Inc., a Nevada corporation By: s/ John Venners John P. Venners, EVP, Operations and Director

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/Itay Koren

Itay Koren

767,744 shares (55.62% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

s/ Edward J. Murphy

Edward J. Murphy

114,065 shares (8.30% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/Sonya Kreizman

Sonya Kreizman

93,750 shares (6.82% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/Natasha Nov

Natasha Nov

23,440 shares (1.70% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

Bloo Circle, LLC

By: /s/ Daniel Karsh, duly authorized

Name: Daniel Karsh

Title: Founder

(23,440 shares (1.70% of total Membership Interests))

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/ Isaac Bernato

Isaac Bernato

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/ Gary Rodich

Gary Rodich

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/ Yosi Shemesh

Yosi Shemesh

18,750 shares (1.36% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

Direct Focus Online Limited

By: /s/ Jordan Rolband, duly authorized

Name: Jordan Rolband

Title: President

250,000 shares (18.18% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

s/ Adam Gottlieb

Adam Gottlieb

3,125 shares (0.23% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

Proventus Partners Capital

By: /s/ Edward Murphy, duly authorized

Name: Edward Murphy

Title: Chairman

41,667 shares (3.03% of total Membership Interests)

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first above written.

/s/ Robert Feinstein

Robert Feinstein

13,889 shares (1.01% of total Membership Interests)